EXHIBIT 99.4

                   THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT
                   -------------------------------------------

         The undersigned acknowledge that that certain Stock Purchase Agreement ("Agreement"), by and between Larry Levinson and Novanet Media, Inc., is hereby amended, at Paragraph 2, to amend the definition of the "Closing Date", as follows:

                  The Closing Date shall occur upon delivery to Mark J. Bryn, acting as Escrow Agent, of five (5) checks, each in the amount of Twenty-five thousand dollars ($25,000), from Novanet Media, payable to Larry Levinson, one of which checks shall be dated December 22, 2003, or earlier, and with the remaining checks each dated one week thereafter, and upon delivery to Escrow Agent of no less than seventy-five percent (75%) shares of Cyberads common stock to be purchased by Purchaser under the Agreement (which shares shall include the One million (1,000,000) New Shares), together with all other documents required to be delivered to or by the parties at the closing, as provided in the Agreement, as amended. Escrow Agent shall be authorized to release to Levinson the check made out to Levinson and dated December 22, 2003, immediately upon receipt. The balance of the checks may only be delivered by Escrow Agent to Levinson upon Escrow Agent's delivery to Novanet Media of the shares referred to in this paragraph.

         The Agreement is further amended, at Paragraph 3, to provide for a new Paragraph 3(d), as follows:

                  The parties acknowledge that, as of the date hereof, Levinson has been paid non-refundable amounts of Two hundred fifty thousand dollars ($250,000), which amounts are to be applied to the purchase price. After delivery to Levinson of the payments referred to in the above paragraph, Levinson shall have received an aggregate payment of Three hundred seventy-five thousand dollars ($375,000). The balance of the purchase price shall be paid by Novanet Media to Levinson fifty percent (50%) thirty (30) days after the Closing Date, and the remaining fifty percent (50%) balance shall be paid sixty (60) days after the Closing Date. At Closing, the Purchaser shall deliver an executed Promissory Note, in favor of Levinson, with respect to such indebtedness, which Promissory Note shall provide for the payment of the foregoing One hundred twenty-five thousand dollars ($125,000), as provided herein, without interest; provided, however, that should the Promissory Note be in default, it shall accrue interest at the rate of fifteen percent (15%) per annum. Levinson shall release fifty percent (50%) of the remaining shares to be purchased by Purchaser contemporaneously with Purchaser's payment to Levinson of fifty percent (50%) of the amount of such Promissory Note, and the remaining shares upon the timely payment of the balance due under the Promissory Note.

         Other than as specifically provided for herein, the terms of that certain Stock Purchase Agreement, dated September 9, 2003, the First Amendment to Stock Purchase Agreement, dated on or about September 25, 2003, and the Second Amendment to Stock Purchase Agreement,

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dated on or about October 10, 2003, shall set forth the terms of the agreement between the parties. In the event of a conflict with respect to this Third Amendment to Purchase Agreement (the "Third Amendment"), the Stock Purchase Agreement, the First Amendment to Stock Purchase Agreement and the Second Amendment to Stock Purchase Agreement, the terms of the Third Amendment shall survive.

         Dated this 24th day of December, 2003.

                                                Novanet Media, Inc.

                                                By: /s/ KENNETH OWEN
                                                   -----------------------------
                                                   Kenneth Owen, President

                                                /s/ LARRY LEVINSON
                                                --------------------------------
                                                Larry Levinson


                                                Cyberads, Inc.

                                                By: /s/ RONALD TRAUTMAN
                                                   -----------------------------
                                                   Ronald Trautman, President